FOR IMMEDIATE RELEASE

FERRO DECLARES REGULAR QUARTERLY DIVIDEND

CLEVELAND, Ohio – June 28, 2006 – The Board of Directors of Ferro Corporation (NYSE: FOE) has declared a regular quarterly dividend of 14.5 cents per share of common stock. The dividend is payable on September 8, 2006 to shareholders of record on August 15, 2006.

About Ferro Corporation

Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,800 employees globally and reported sales of $1.9 billion in 2005. Additional information about the Company can be found at www.ferro.com.

INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com

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